CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund, Inc. filed as part of Post-Effective Amendment No. 44 to the Registration Statement (File No. 33-21844) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A (File No. 33-21844).

                                           /s/ Willkie Farr & Gallagher LLP
                                           ---------------------------------
                                               Willkie Farr & Gallagher LLP

New York, New York
January 28, 2008